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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date earliest event reported)              August 30, 1996
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                             VALUE HOLDINGS, INC.
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             (exact name of registrant as specified in its charter)


                                    FLORIDA
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                 (State or other jurisdiction of incorporation)



        0-15076                                            59-2388734
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(Commission File Number)                   (IRS Employer Identification Number)


         3211 PONCE DE LEON BLVD., CORAL GABLES, FL                      33134
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(Address of principal executive offices)                         (Zip Code)


Registrant's Telephone Number, Including Area Code:         (305) 666-3165
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                                      N/A
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(Former name or former address, if changed since last report)
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Item 5. Other Events.

        On August 30, 1996, Value Holdings, Inc. (the "Company") converted certain promissory notes in the principal amount of Canadian $2,309,637 issued to the Company by Forest Hill Capital Corporation ("Forest Hill") into 3,666,091 shares of Forest Hill Common Stock. Forest Hill is a corporation incorporated under the laws of the Province of Ontario, Canada that is engaged in optical retailing, hearing aid retailing and installed home improvement. Forest Hill has 44 locations in Hudson's Bay and Zeller's department stores across Canada. In addition, Forest Hill is developing three additional businesses: contact lens mail order, safety supply and managed health care.

        As a result of the conversion of the debt into stock, the Company owns approximately 44% of the outstanding stock of Forest Hill. The effect on the balance sheet of the Company of the conversion of the debt into equity is shown on the attached pro forma balance sheet of the Company.

Item 7. Financial Statements and Agreements.

         (c) Exhibits

                  1. Stock Conversion Agreement dated as of August 30, 1996 between Value Holdings, Inc. and Forest Hill Capital Corporation.

                  2. Pro forma Consolidated Balance Sheet (unaudited).

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        VALUE HOLDING, INC.

                                        By  /s/ Anthony Pallante
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                                             Anthony Pallante
                                             President

Date: September 17, 1996